UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CANADIAN IMPERIAL BANK OF COMMERCE
(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Commerce Court Toronto, Ontario, M5L 1A2, Canada
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

CIBC Premium Yield Generator NotesSM due May 22, 2008 (Annual Coupons Linked To A Basket Of Ten Large-Cap U.S. Stocks)	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.  Description of Registrant's Securities to be Registered.

        A complete description of the CIBC Premium Yield Generator NotesSM due May 22, 2008 (Annual Coupons Linked To A Basket Of Ten Large-Cap U.S. Stocks) of the Registrant is contained in the Terms and Highlights Summary No. 29 filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to Rule 433 on April 10, 2006, under the Securities Act of 1933, as amended (the "Securities Act"), the Pricing Supplement No. 29 filed by the Registrant with the Commission pursuant to Rule 424(b)(5) on May 19, 2006, under the Securities Act, under the caption "Specific Terms of the Notes" in the Product Supplement No. YGN-1 filed by the Registrant with the Commission pursuant to Rule 424(b)(3) on February 15, 2006, under the Securities Act, under the caption "Description of Notes" in the accompanying Prospectus Supplement, and under the caption "Description of the Debt Securities" in the accompanying Prospectus.  Such descriptions are hereby incorporated by reference.

Item 2.  Exhibits

        A list of exhibits filed herewith or incorporated herein by reference is set forth on the Index to Exhibits which is incorporated herein by reference.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 19, 2006	CANADIAN IMPERIAL BANK OF COMMERCE

By: /s/ Linda A. Wallace
	Name:	Linda A. Wallace
	Title:	Authorized Signatory

By: /s/ William Haney
	Name:	William Haney
	Title:	Authorized Signatory

INDEX TO EXHIBITS
Exhibit Number	Description of Document

2.1	Form of the Indenture in connection with the issuance of the CIBC Premium Yield Generator NotesSM due May 22, 2008 (Annual Coupons Linked To A Basket Of Ten Large-Cap U.S. Stocks) (incorporated by reference to Exhibit 4.l to Registration Statement No. 333-104577).

2.2	Form of CIBC Premium Yield Generator NotesSM due May 22, 2008 (Annual Coupons Linked To A Basket Of Ten Large-Cap U.S. Stocks).